EXHIBIT 4.1

This letter is an addendum to the loan agreement entered into between Alpine Venture Associates and Asia Private Equity SPAC 3, Ltd on September 22, 2010. The original amount borrowed was $3,149, however only $2,899 was loaned. The remaining $250 will not be loaned. The terms of the loan remain the same as the original loan agreement.

/s/ Edward James Hahn
Edward James Hahn Asia Private Equity SPAC 3, Limited December 3rd, 2010

Loan #2 Agreement $3,149

This loan agreement (“Loan Number 2”) was entered between Alpine Venture Associates, LLC (“the Lender’) and Asia Private Equity SPAC 3, Limited (“the Borrower”) on 22nd day of September 2010. The terms of the agreement were as follows:

Amount borrowed: $3,149 ($2,899 + 250) (Three Thousand One Hundred Forty Nine Dollars)

Interest rate: zero
Repayment date: September 22nd, 2013 without any prepayment penalty
Purpose of loan: working capital and business expansion (USA Accounting $900, USA Audit $3,000)

Signed:

/s/ Edward James Hahn
Asia Private Equity SPAC 3, Limited

/s/ Edward James Hahn
Alpine Venture Associates, LLC or Edward James Hahn